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Exhibit 4.9

THIRD SUPPLEMENTAL INDENTURE

Dated as of December 21, 2001

Senior Secured First Priority Notes

        THIRD SUPPLEMENTAL INDENTURE dated as of December 21, 2001 (the "Third Supplemental Indenture") among CF CABLE TV INC., a corporation continued under the laws of Canada (the "Company"), Vidéotron (Laurentien) Ltée/Videotron (Laurentian) Ltd., a corporation incorporated under the laws of Canada ("Laurentien"), Vidéotron (Richelieu) Ltée, a corporation incorporated under the laws of Quebec ("Richelieu"), Vidéotron (Granby) Inc., a corporation incorporated under the laws of Canada ("Granby"), TDM Newco Inc., a corporation incorporated under the laws of Canada ("TDM"), Vidéotron (RDL) Ltée, a corporation incorporated under the laws of Quebec ("RDL"), Telé-Câble Charlevoix (1977) Inc., a corporation incorporated under the laws of Quebec ("Charlevoix") (collectively, the "Original Guarantors"), and 3978583 CANADA Inc., a corporation incorporated under the laws of Canada ("3978 Inc."; and, together with the Original (Guarantors, the "First Priority Notes (Guarantors") and JPMorgan Chase Bank (formerly The Chase Manhattan Bank and previously Chemical Bank), a New York banking corporation, as trustee (the "First Priority Trustee").

        WHEREAS, the Company, the Original Guarantors and the First Priority Trustee are parties to an Indenture dated as of July 11, 1995, as supplemented by a First Supplemental Indenture dated as of November 1, 1996 and by a Second Supplemental Indenture dated as of October 28, 1998, (collectively, the "First Priority Notes Indenture"); all capitalized terms used in this Third Supplemental Indenture and not otherwise defined shall have the meanings ascribed thereto in the First Priority Notes Indenture, pursuant to which the Company issued its 9 1/8% Senior Secured First Priority Notes due 2007 (the "Securities"); and

        WHEREAS, 3978 Inc. executed and delivered, in favour of the First Priority Trustee, a guarantee and a deed of hypothec, each dated December 21, 2001, in the form of Exhibits A-1 and F-2 to the First Priority Notes Indenture, respectively; and

        WHEREAS, the parties hereto are desirous of supplementing the First Priority Notes Indenture in the manner hereinafter provided; and

        WHEREAS, the First Priority Notes Indenture provides that, without the consent of any Holders, the Company and the First Priority Notes Guarantors, each when authorized by a Board Resolution, and the First Priority Trustee, may enter into indentures supplemental to the First Priority Notes Indenture for any of the purposes set forth in Section 901 of such Indenture; and

        WHEREAS, all things necessary have been done to make this Third Supplemental Indenture a valid agreement of the Company and each First Priority Notes Guarantor, in accordance with its terms.

        NOW, THEREFORE, THIS INDENTURE WITNESSETH:

        For and in consideration of the premises contained herein, the parties hereto mutually covenant and agree as follows:

  1.
  3978 Inc. is designated a Restricted Subsidiary and confirms the validity and enforceability against it of its guarantee dated December 21, 2001 executed and delivered in favour of the First Priority Trustee guaranteeing the payment of the principal of (and premium, if any, on) or interest or other amounts owing on the Securities and under the First Priority Notes Indenture, which guarantee is on a senior secured first priority basis and in the form prescribed by the First Priority Notes Indenture.

  2.
  This Third Supplemental Indenture shall be construed as supplemental to the First Priority Notes Indenture and shall form a part thereof, and the First Priority Notes Indenture is hereby incorporated by reference herein and, as supplemented, modified and restated hereby, is hereby ratified, approved and confirmed.

  3.
  This Third Supplemental Indenture shall be governed and construed in accordance with the laws of the State of New York.

  4.
  This Third Supplemental Indenture may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Third Supplemental Indenture.

  5.
  This Third Supplemental Indenture shall be effective as of the date first above written.

  6.
  The First Priority Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company and the First Priority Notes Guarantors.

        IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the day and year first above written.

CF CABLE TV INC.
By:	/s/ J. SERGE SASSEVILLE Title: Vice President, Legal Affairs and Secretary
VIDÉOTRON (LAURENTIEN) LTÉE/ VIDEOTRON (LAURENTIAN) LTD.
By:	/s/ J. SERGE SASSEVILLE Title: Vice President, Legal Affairs and Secretary
VIDÉOTRON (RICHELIEU) LTÉE
By:	/s/ J. SERGE SASSEVILLE Title: Vice President, Legal Affairs and Secretary
VIDÉOTRON (GRANBY) INC.
By:	/s/ J. SERGE SASSEVILLE Title: Vice President, Legal Affairs and Secretary
TDM NEWCO INC.
By:	/s/ J. SERGE SASSEVILLE Title: Vice President, Legal Affairs and Secretary

VIDÉOTRON (RDL) LTÉE
By:	/s/ J. SERGE SASSEVILLE Title: Vice President, Legal Affairs and Secretary
TÉLÉ-CÂBLE CHARLEVOIX (1997) INC.
By:	/s/ J. SERGE SASSEVILLE Title: Vice President, Legal Affairs and Secretary
3978583 CANADA INC.
By:	/s/ J. SERGE SASSEVILLE Title: Vice President, Legal Affairs and Secretary
JPMORGAN CHASE BANK AS FIRST PRIORITY TRUSTEE
By:	/s/ [ILLEGIBLE] Title: Assistant Vice President

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THIRD SUPPLEMENTAL INDENTURE